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                                                                   EXHIBIT 10.11



                      FIRST AMENDMENT TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into effective as of this 30th day of June, 1996 (this "Amendment") among DLB OIL & GAS, INC., a corporation formed under the laws of the State of Oklahoma (the "Borrower"); each of the lenders that is or becomes a party to the Credit Agreement (defined below) (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (in its individual capacity, "First Union"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, the Agent and the Lender previously entered into that certain Credit Agreement dated as of December 28, 1995 (the "Credit Agreement"), pursuant to which the Lenders agreed to make certain loans to and extensions of credit on behalf of the Borrower upon the terms and conditions as provided therein.

         B. The Borrower and the Lenders now desire to make certain amendments and supplements to the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

         1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. The definition of "Eurodollar Loans" in Section 1.02 of the Credit Agreement is deleted in its entirety, and the following definition is substituted therefor:

                 "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in-the definition of "LIBOR Rate". Any references in this Agreement to Eurodollar Loans shall instead be deemed to be a reference to LIBOR Loans."

         3. The definition of "Fixed Eurodollar Rate" in Section 1.02 of the Credit Agreement is deleted in its entirety, and the following definition is substituted therefor:

                 "LIBOR" shall mean the rate of interest determined on the
                 basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first
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                 day of the applicable Interest Period.  In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan. Any referenced in this Agreement to Fixed Eurodollar Rate shall instead be deemed to be a reference to LIBOR."

          4. The definition of "Fixed Rate" in Section 1.02 of the Credit Agreement is deleted in its entirety, and the following definition is substituted therefor:

                 "LIBOR Rate" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period. Any reference in this Agreement to Fixed Rate shall instead be deemed to be a reference to LIBOR Rate.

         5. The definitions of "Agreement", "Applicable Margin", "Reserve Report" and "Termination Date" in Section 1.02 of the Credit Agreement are hereby amended to read as follows:

                    "Agreement" shall mean this Credit Agreement, as amended by the First Amendment, and as the same may be further amended or supplemented from time to time.

               "Applicable Margin" shall mean for Base Rate Loans or LIBOR Loans the following rate per annum as applicable:



   ======================================================================
   Borrowing Base Utilization         Base Rate Loans         LIBOR Loans
          Percentage
   ----------------------------------------------------------------------
          less than 50%                    0.00%                 1.35%
   ----------------------------------------------------------------------
        less than 75%, but                 0.00%                 1.60%
      greater than or equal
              to 50%
   ----------------------------------------------------------------------
      greater than or equal                0.25%                 1.75%
             to 75%
   ======================================================================





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                 "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 and July 1 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time, and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower by October 1 of each year pursuant to
                 Section 8.05(a).

                 "Termination Date" shall mean, unless extended pursuant to
         Section 2.01(c) or terminated pursuant to Section 10.02, December 31, 1999. If the Termination Date is extended, "Termination Date" shall mean the date to which final maturity of the Notes has been extended to as provided in Section 2.01(c).

         6. Section 1.02 of the Credit Agreement is hereby supplemented, where alphabetically appropriate, with the addition of the following definition:

                 "First Amendment" shall mean that certain First Amendment to Credit Agreement dated effective as of June 30, 1996 among the Borrower, the Agent and the Lenders.

         7. Section 2.01(c) of the Credit Agreement is hereby amended by substituting the date "July 1, 1996" with the date "July 1, 1997."

         8. Section 2.07(a) of the Credit Agreement is hereby amended by deleting the phrase ", provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date" from the first sentence thereof.

         9. Section 2.07(b) of the Credit Agreement is hereby amended by deleting the phrase ", together with interest on the principal amount paid accrued to the date of such prepayment" from clause (i) thereof.

         10. References to "Majority Lenders" in Section 2.08(b) of Credit Agreement shall be deemed to be references to "Lenders". Section 2.08(b) is further amended by adding the following sentence:

                 "Any Borrowing Base redetermination shall require the agreement of all the Lenders."




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          11.      The first sentence of Section 2.08(d) of the Credit
Agreement is hereby amended as follows:

                 "So long as any of the Commitments are in effect and until payment in full of the LC Exposure and all Loans hereunder, on or around the first (1st) Business Day of each June and December, commencing December 1, 1996 ("Scheduled Redetermination Dates"), the Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b)."

          12. Section 8.05(a) of the Credit Agreement is hereby amended to read as follows:

         "By March 1 and October 1 of each year commencing October 1, 1996, the Borrower shall furnish to the Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower. The Reserve Report due each March 1 with an as of date of January 1 shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent, such acceptance not to be unreasonably withheld, and the Reserve Report due each October 1 with an as of date of July 1 shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report due each March 1."

          13. Section 8.07(a) of the Credit Agreement is hereby amended to read as follows:

                 "(a)     The Borrower shall at all times maintain as security
  for the Indebtedness a first priority Lien (subject only to Liens permitted by Section 9.02) on its Oil and Gas Properties representing at least ninety-five percent (95%) of the present discounted value of its Oil and Gas Properties as set forth in the most recent Reserve Report. Should the Borrower acquire any additional Oil and Gas Properties, the borrower will grant to the Agent as security for the Indebtedness a first-priority Lien (subject only to Liens permitted by Section 9.02) on the Borrower's interest in such Oil and Gas Properties to maintain the 95% requirement as set forth in the preceding sentence. This Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes."

         14.     Credit Agreement is hereby amended by adding the following
Section 12.18:

         Section 12.8             ARBITRATION AND PRESERVATION OF REMEDIES.

                  (a) UPON DEMAND OF ANY PARTY HERETO, WHETHER MADE BEFORE OR AFTER INSTITUTION OF ANY JUDICIAL ACTION,


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                     ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR
                     CONNECTED WITH THE LOAN DOCUMENTS ("DISPUTES") SHALL BE RESOLVED BY BINDING ARBITRATION AS PROVIDED HEREIN. DISPUTES MAY INCLUDE, WITHOUT LIMITATION, TORT CLAIMS, COUNTERCLAIMS, CLAIMS BROUGHT AS CLASS ACTIONS, CLAIMS ARISING FROM LOAN DOCUMENTS EXECUTED IN THE FUTURE. ARBITRATION SHALL BE CONDUCTED UNDER THE COMMERCIAL FINANCIAL DISPUTES ARBITRATION RULES (THE "ARBITRATION RULES") OF THE AMERICAN ARBITRATION ASSOCIATIO AND TITLE 9 OF THE U.S. CODE. ALL ARBITRATION HEARINGS SHALL BE CONDUCTED IN HOUSTON, TX OR ANY PLACE AGREED TO IN WRITING BY THE PARTIES. THE EXPEDITED PROCEDURES SET FORTH IN RULE 51 ET SEQ. OF THE ARBITRATION RULES SHALL BE APPLICABLE TO CLAIMS OF LESS THAN $1,000,000. ALL APPLICABLE STATUTES OF LIMITATION SHALL APPLY TO ANY DISPUTE. A JUDGEMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PANEL FROM WHICH ALL ARBITRATORS ARE SELECTED SHALL BE COMPRISED OF LICENSED ATRORNEYS. THE SINGLE ARBITRATOR SELECTED FOR EXPEDITED PROCEDURE SHALL BE A RETIRED JUDGE FROM THE HIGHEST COURT OF GENERAL JURISDICTION, STATE, OR FEDERAL, OF THE STATE THE HEARING WILL BE CONDUCTED.

                 (b) NOTWITHSTANDING THE PRECEDING BINDING ARBITRATION
                     PROVISION, THE AGENT, THE LENDERS AND THE BORROWER PRESERVE CERTAIN REMEDIES THAT ANY PARTY HERETO MAY EXERPCISE FREELY, EITHER ALONE OR DURING A DISPUTE. THE BORROWER OR THE AGENT ACTING ON BEHALF OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED IN ANY COURT OF PROPER JURISDICTION OR BY SELF HELP TO EXERCISE OR PROSECUTE THE FOLLOWING REMEDIES, AS APPLICABLE: (i) ALL RIGHTS TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY OR OTHER SECURITY BY EXERCISING A POWER OF SALE GRANTED IN THE LOAN DOCUMENTS OR UNDER APPLICABLE LAW, (ii) ALL RIGHTS OF SELF HELP INCLUDING PEACEFUL OCCUPATION OF REAL PROPERTY AND COLLECTION OF RENTS, SET-OFF, AND PEACEFUL POSSESSION OF PERSONAL PROPERTY, (iii) OBTAINING PROVISIONAL OR ANCILLARY REMEDIES INCLUDING INJUCTIVE RELIEF, SEQUESTRATION, GARNISHMENT, ATTACHMENT, AND APPOINTMENT OF



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                     RECEIVER AND (iv) WHEN APPLICABLE, A JUDGEMENT BY
                     CONFESSION OF JUDGEMENT. PRESERVATION OF THESE REMEDIES DOES NOT LIMIT THE POWER OF AN ARBITRATOR TO GRANT SIMILAR REMEDIES THAT MAY BE REQUESTED BY A PARTY IN A DISPUTE. THE BORROWER, THE AGENT, AND THE LENDERS, AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

                 (c) NOTWITHSTANDING THE FOREGOING, THIS ARBITRATION PROVISION DOES NOT APPLY TO DISPUTES UNDER OR RELATED TO SWAP AGREEMENTS.

                 15. Section 10.01 (j) of the Credit Agreement is hereby amended to read as follows:

                          "(j)    The Borrower discontinues its usual business
                          or there is any material change in the ownership, management or control of the Borrower; or"

                 16. During the period from and after June 10, 1996 until the Borrowing Base is redetermined in accordance with Section 2.08 or adjusted pursuant to Section 8.06(c), the amount of the Borrowing Base shall be $50,000,000.

                 17. This Amendment shall become binding when the Agent shall have received the following:

         (a)     counterparts of this Amendment executed by the Borrower and the
                                                                        Lenders;

         (b) new Notes executed by the Borrower payable to the order of each of the Lenders; and

         (c)     any fees due the Agent as a result of this Amendment; and

         (d) such other documents as the Agent or its counsel may reasonably request.

                 18. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.



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         19.     The Borrower hereby reaffirms that as of the date of this
Amendment, the representations and warranties made by the Borrower in Article VII of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment.

         20. This Amendment shall be governed by, and construed in accordance with the laws of the State of Texas.

         21. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22. THE CREDIT AGREEMENT, THIS AMENDMENT, THE NOTES AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR , CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMEENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first above written.



BORROWER:                                   DLB OIL & GAS, INC.

                                            By: /s/ Ronald D. Youtsey
                                               --------------------------
                                            Name:   Ronald D. Youtsey
                                            Title:  Chief Financial Officer



AGENT AND LENDER:                           FIRST UNION NATIONAL BANK
                                            OF NORTH CAROLINA



                                            By: /s/ Michael J. Kolosowsky
                                               -------------------------------
                                            Name:   Michael J. Kolosowsky
                                            Title:  Vice President


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